Exhibit 99.1

CONTACT: Thor Erickson - Investor Relations
+1 (678) 260-3110

Fred Roselli - Media Relations
+1 (678) 260-3421

Lauren Sayeski - European Media Relations
+ 44 (0) 7528 251 022

COCA-COLA ENTERPRISES, INC. REPORTS
THIRD-QUARTER 2013 RESULTS

•	Third-quarter diluted earnings per share totaled $1.07 on a reported basis, or 82 cents on a comparable basis, including a currency benefit of approximately 2 cents.

•	Net sales totaled $2.2 billion, up 5 percent on a reported basis or up 2½ percent on a currency neutral basis, driven by volume growth of 2½ percent and a net pricing per case increase of ½ percent.

•
Operating income totaled $314 million on a reported basis, or $320 million on a comparable basis. Operating income grew 2½ percent on a reported basis, 4½ percent on a comparable basis, or 2 percent on a comparable and currency neutral basis.

•	CCE will repurchase at least $1 billion of its shares in 2013, with a year-end net debt to EBITDA ratio within its long-term range of 2½ to 3 times.

•	For 2013, CCE affirms comparable earnings per diluted share in the upper half of a range of $2.45 to $2.50, which includes a currency benefit of approximately 1½ percent at recent rates.

ATLANTA, October 24, 2013 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported third-quarter diluted earnings per share of $1.07 on a reported basis, or 82 cents on a comparable basis. Currency translation had a positive impact of approximately 2 cents per share compared to the same quarter a year ago.

Third-quarter reported net income was $289 million, or $221 million on a comparable basis. Items affecting comparability are detailed on pages 10 through 13 of this release.
Net sales totaled $2.2 billion, up 5 percent on a reported basis, or up 2½ percent on a currency neutral basis. Third-quarter reported operating income totaled $314 million, an increase of 2½ percent. On a comparable basis, operating income totaled $320 million, an increase of 4½ percent, or 2 percent on a comparable and currency neutral basis.
“Our return to volume growth in the quarter was driven by our operating strategies, customer and consumer support of our brands, and beneficial weather,” said John F. Brock, chairman and chief executive officer. “While we are pleased to return to volume growth, we continue to face persistent macroeconomic headwinds, a challenging consumer and customer environment, and dynamic competitive conditions that are impacting our near-term outlook.
“Long term, we are focused on growth opportunities and realizing the value of our diversified brand portfolio, executing at the highest levels every day, and effectively managing each lever of our business,” Mr. Brock said. “We remain fully committed to our ultimate objective - creating growth in shareowner value.”
Operating Review
In the third quarter, volume increased 2½ percent, reflecting improved weather and ongoing marketing initiatives, including the ‘Share a Coke’ campaign. Sparkling drinks grew approximately 4 percent, including growth of 5 percent for Coca-Cola trademark brands. This includes growth of 4 percent for Coca-Cola and 23 percent for Coca-Cola Zero. CCE’s portfolio of energy brands grew 15 percent, driven by growth of Monster and Relentless brands. Still beverages declined 5 percent, including a 6 percent decline in water, lapping growth of 21 percent in the same quarter a year ago. Total volume in Great Britain grew 3 percent, and volume in continental Europe (including Norway and Sweden) increased 2½ percent.

Net pricing per case in the third quarter was up ½ percent and cost of sales per case increased 1½ percent. Operating expenses were down approximately 1½ percent. These figures are comparable and currency neutral.
“Although we returned to volume growth in the third quarter, we continue to manage through the current challenges of the marketplace and the impact of sustained macroeconomic headwinds,” said Hubert Patricot, executive vice president and president, European Group. “We will meet these challenges by working closely with our customers to create value growth, and by managing our resources effectively.”
Full-Year 2013 Outlook
CCE continues to expect 2013 comparable earnings per diluted share in the upper half of the previously stated range of $2.45 to $2.50, including a positive currency translation impact of 1½ percent at recent rates. Including this currency impact, comparable full-year net sales and operating income are now expected to grow in a low single-digit range versus prior year.
CCE continues to repurchase shares under a $1.5 billion share repurchase program that began in January 2013. The company will repurchase at least $1 billion of its shares by the end of 2013. The company also expects its year-end net debt to EBITDA ratio to be within its long-term range of 2½ to 3 times, reflecting the impact of its plan to return cash to shareowners and incremental optimization of its capital structure. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
The company expects 2013 free cash flow of approximately $500 million after including a year-over-year increase in cash restructuring expenses in a range of $100 million to $125 million. Capital expenditures are expected to be in a range of $300 million to $325 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2013 is now expected to be in a range of 26 percent to 27 percent.

Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. EDT. The call can be accessed through the company’s website at www.cokecce.com.
About CCE
    Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on Twitter at @cokecce.
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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2012 and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share data)

	Third Quarter		First Nine Months
	2013	2012	2013	2012
Net sales	$2,174	$2,070	$6,180	$6,146
Cost of sales	1,387	1,295	4,006	3,908
Gross profit	787	775	2,174	2,238
Selling, delivery, and administrative expenses	473	469	1,477	1,460
Operating income	314	306	697	778
Interest expense, net	26	23	75	69
Other nonoperating income (expense)	1	1	(3)	4
Income before income taxes	289	284	619	713
Income tax expense	—	21	87	136
Net income	$289	$263	$532	$577
Basic earnings per share	$1.09	$0.91	$1.96	$1.94
Diluted earnings per share	$1.07	$0.89	$1.92	$1.90
Dividends declared per share	$0.20	$0.16	$0.60	$0.48
Basic weighted average shares outstanding	264	291	271	297
Diluted weighted average shares outstanding	269	297	277	304

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Third Quarter		First Nine Months
	2013	2012	2013	2012
Net income	$289	$263	$532	$577
Components of other comprehensive income:
Currency translations
Pretax activity, net	204	127	14	119
Tax effect	—	—	—	—
Currency translations, net of tax	204	127	14	119
Net investment hedges
Pretax activity, net	(52)	(31)	(34)	(18)
Tax effect	18	9	12	4
Net investment hedges, net of tax	(34)	(22)	(22)	(14)
Cash flow hedges
Pretax activity, net	(10)	(15)	18	(18)
Tax effect	3	4	(5)	4
Cash flow hedges, net of tax	(7)	(11)	13	(14)
Pension plan adjustments
Pretax activity, net	8	4	20	13
Tax effect	(2)	(1)	(4)	(3)
Pension plan adjustments, net of tax	6	3	16	10
Other comprehensive income, net of tax	169	97	21	101
Comprehensive income	$458	$360	$553	$678

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 27, 2013	December 31, 2012
ASSETS
Current:
Cash and cash equivalents	$488	$721
Trade accounts receivable	1,689	1,432
Amounts receivable from The Coca-Cola Company	80	66
Inventories	442	386
Other current assets	230	157
Total current assets	2,929	2,762
Property, plant, and equipment, net	2,282	2,322
Franchise license intangible assets, net	3,927	3,923
Goodwill	125	132
Other noncurrent assets	429	371
Total assets	$9,692	$9,510
LIABILITIES
Current:
Accounts payable and accrued expenses	$2,060	$1,844
Amounts payable to The Coca-Cola Company	140	103
Current portion of debt	594	632
Total current liabilities	2,794	2,579
Debt, less current portion	3,321	2,834
Other noncurrent liabilities	249	276
Noncurrent deferred income tax liabilities	1,119	1,128
Total liabilities	7,483	6,817
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,881	3,825
Reinvested earnings	1,494	1,126
Accumulated other comprehensive loss	(409)	(430)
Common stock in treasury, at cost	(2,760)	(1,831)
Total shareowners’ equity	2,209	2,693
Total liabilities and shareowners’ equity	$9,692	$9,510

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	First Nine Months
	2013	2012
Cash Flows from Operating Activities:
Net income	$532	$577
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	231	252
Share-based compensation expense	24	27
Deferred income tax benefit	(66)	(72)
Pension expense less than contributions	(3)	(52)
Net changes in assets and liabilities	(121)	(49)
Net cash derived from operating activities	597	683
Cash Flows from Investing Activities:
Capital asset investments	(220)	(254)
Capital asset disposals	—	13
Net cash used in investing activities	(220)	(241)
Cash Flows from Financing Activities:
Net change in commercial paper	182	—
Issuances of debt	459	430
Payments on debt	(220)	(13)
Shares repurchased under share repurchase programs	(888)	(600)
Dividend payments on common stock	(161)	(142)
Other financing activities, net	8	(5)
Net cash used in financing activities	(620)	(330)
Net effect of currency exchange rate changes on cash and cash equivalents	10	7
Net Change in Cash and Cash Equivalents	(233)	119
Cash and Cash Equivalents at Beginning of Period	721	684
Cash and Cash Equivalents at End of Period	$488	$803

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Third-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,387	473	314	—	$289	$1.07
Items Impacting Comparability:
Mark-to-Market Effects (c)	1	—	(1)	—	(1)	—
Restructuring Charges (d)	—	(7)	7	3	4	0.01
Net Tax Items (e)	—	—	—	71	(71)	(0.26)
Comparable (non-GAAP)	$1,388	466	320	74	$221	$0.82
		Diluted Weighted Average Shares Outstanding				269

	Third-Quarter 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,295	469	306	21	$263	$0.89
Items Impacting Comparability:
Mark-to-Market Effects (c)	8	4	(12)	(4)	(8)	(0.03)
Restructuring Charges (d)	—	(12)	12	5	7	0.02
Net Tax Items (e)	—	—	—	50	(50)	(0.17)
Comparable (non-GAAP)	$1,303	461	306	72	$212	$0.71
		Diluted Weighted Average Shares Outstanding				297

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent the deferred tax benefit related to the enactment of corporate income tax rate reductions in the United Kingdom.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	First Nine Months 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$4,006	1,477	697	87	$532	$1.92
Items Impacting Comparability:
Mark-to-Market Effects (c)	(8)	—	8	2	6	0.02
Restructuring Charges (d)	(4)	(105)	109	31	78	0.29
Net Tax Items (e)	—	—	—	71	(71)	(0.26)
Comparable (non-GAAP)	$3,994	1,372	814	191	$545	$1.97
		Diluted Weighted Average Shares Outstanding				277

	First Nine Months 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$3,908	1,460	778	136	$577	$1.90
Items Impacting Comparability:
Mark-to-Market Effects (c)	3	—	(3)	(1)	(2)	(0.01)
Restructuring Charges (d)	—	(34)	34	11	23	0.08
Net Tax Items (e)	—	—	—	50	(50)	(0.17)
Comparable (non-GAAP)	$3,911	1,426	809	196	$548	$1.80
		Diluted Weighted Average Shares Outstanding				304

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent the deferred tax benefit related to the enactment of corporate income tax rate reductions in the United Kingdom.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	Third-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$350	$(36)	$314
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(1)	(1)
Restructuring Charges (d)	7	—	7
Comparable (non-GAAP)	$357	$(37)	$320

	Third-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$322	$(16)	$306
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(12)	(12)
Restructuring Charges (d)	12	—	12
Comparable (non-GAAP)	$334	$(28)	$306

	First Nine Months 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$804	$(107)	$697
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	8	8
Restructuring Charges (d)	109	—	109
Comparable (non-GAAP)	$913	$(99)	$814

	First Nine Months 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$879	$(101)	$778
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(3)	(3)
Restructuring Charges (d)	34	—	34
Comparable (non-GAAP)	$913	$(104)	$809

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	Third-Quarter 2013 Change Versus Third-Quarter 2012	First Nine Months 2013 Change Versus First Nine Months 2012
Net Sales Per Case
Change in Net Sales per Case	3.0%	1.5%
Impact of Excluding Post Mix, Non-Trade, and Other	—%	—%
Bottle and Can Net Pricing Per Case	3.0%	1.5%
Impact of Currency Exchange Rate Changes	(2.5)%	(1.0)%
Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	0.5%	0.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	4.5%	3.5%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)%	(0.5)%
Bottle and Can Cost of Sales Per Case	4.0%	3.0%
Impact of Currency Exchange Rate Changes	(2.5)%	(1.0)%
Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	1.5%	2.0%

Physical Case Bottle and Can Volume
Change in Volume	2.5%	(1.0)%
Impact of Selling Day Shift	—%	0.5%
Comparable Bottle and Can Volume(b)	2.5%	(0.5)%

	First Nine Months
Reconciliation of Free Cash Flow (c)	2013	2012
Net Cash Derived From Operating Activities	$597	$683
Less: Capital Asset Investments	(220)	(254)
Add: Capital Asset Disposals	—	13
Free Cash Flow	$377	$442

	September 27,	December 31,
Reconciliation of Net Debt (d)	2013	2012
Current Portion of Debt	$594	$632
Debt, Less Current Portion	3,321	2,834
Less: Cash and Cash Equivalents	(488)	(721)
Net Debt	$3,427	$2,745

(a) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in the third quarter of 2013 versus the third quarter of 2012. There was one less selling day in the first nine months of 2013 versus the first nine months of 2012.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.